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                                                                  EXECUTION COPY

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                              GREY ADVERTISING INC.



                                   $75,000,000



                    6.94% Senior Notes Due December 23, 2005



                                ----------------

                                 NOTE AGREEMENT

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                          Dated as of December 23, 1997


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                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                                                            Page
                                                                            ----

1.    AUTHORIZATION OF ISSUE OF NOTES........................................1


2.    PURCHASE AND SALE OF NOTES.............................................1


3.    CONDITIONS OF CLOSING..................................................2


4.    PREPAYMENTS............................................................2


5.    AFFIRMATIVE COVENANTS..................................................4


6.    NEGATIVE COVENANTS.....................................................8


7.    EVENTS OF DEFAULT.....................................................11


8.    REPRESENTATIONS, COVENANTS AND WARRANTIES.............................15


9.    REPRESENTATIONS OF THE PURCHASER......................................19


10.   DEFINITIONS...........................................................19


11.   MISCELLANEOUS.........................................................27

PURCHASER SCHEDULE

SCHEDULE 6A.  --    INTERNATIONAL SCHEDULE OF LIENS

SCHEDULE 8G.  --    LIST OF AGREEMENTS RESTRICTING DEBT

EXHIBIT A     --    FORM OF NOTE

EXHIBIT B     --    FORM OF OPINION OF COMPANY'S COUNSEL
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                              GREY ADVERTISING INC.
                                777 Third Avenue
                               New York, NY 10017

                                         As of December 23, 1997

The Prudential Insurance Company of America
c/o Prudential Capital Group
One Gateway Center
11th Floor
Newark, New Jersey 07102-5311

Ladies and Gentlemen:

      The undersigned, Grey Advertising Inc. (herein called the "Company"), hereby agrees with you as follows:

      1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes in the aggregate principal amount of $75,000,000, to be dated the date of issue thereof, to mature December 23, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.94% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each such senior promissory note delivered pursuant to any provision of this Agreement and each such senior promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

      2. PURCHASE AND SALE OF NOTES. Subject to the terms and conditions herein set forth, the Company hereby agrees to sell to you and you agree to purchase from the Company Notes in the aggregate principal amount of $75,000,000 at 100% of such aggregate principal amount. The Company will deliver to you on the date of closing, at the offices of Prudential Capital Group, One Gateway Center, 11th Floor, Newark, New Jersey, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by (a) cancellation of the Company's promissory note, dated January 19, 1993, payable to you and in the outstanding principal amount of $30,000,000, which shall be credited at the outstanding principal amount thereof plus interest accrued thereon to the date of closing and (b) transfer of immediately available funds for credit to the Company's account GLA/111363 (for further credit to the account of Grey Advertising Inc. account #142821) at Bank of New York, New York, NY ABA# 021000018 for the balance. The date of closing shall be December 23, 1997 (herein called the "closing" or the "date of closing").
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      3. CONDITIONS OF CLOSING. Your obligation to purchase and pay for the
Notes to be purchased by you hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

      3A. Opinion of Company's Counsel. You shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Company, a favorable opinion satisfactory to you and substantially in the form of Exhibit B attached hereto.

      3B. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

      3C. Purchase Permitted By Applicable Laws. The purchase of and payment for the Notes to be purchased by you on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

      3D. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

      3E. Structuring Fee. The Company shall have paid you, on or before the date of closing, in immediately available funds, a structuring fee in the amount of $20,000.

      4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and the optional prepayments permitted by paragraph 4B.

      4A. Required Prepayments. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without premium, the sum of $25,000,000 on December 23 in each of the years 2003 and 2004, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates. The remaining $25,000,000


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principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

      4B. Optional Prepayment With Yield-Maintenance Amount. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

      4C. Notice of Optional Prepayment. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

      4D. Partial Payments Pro Rata. Upon any partial prepayment of the Notes pursuant to paragraph 4A or 4B, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) in proportion to the respective outstanding principal amounts thereof.

      4E. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same


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terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

      5. AFFIRMATIVE COVENANTS.

      5A. Financial Statements. The Company covenants that it will deliver to each holder of Notes in quadruplicate:

            (i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and substantially in the same form as at the time required for Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

            (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and substantially in the same form as at the time required for Annual Reports on Form 10-K filed with the Securities and Exchange Commission and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit; provided, however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii);


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            (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

            (iv) promptly upon receipt thereof, a final copy of each other report submitted to the Company by independent accountants in connection with any annual audit made by them of the books of the Company, and notice of the submission by independent accountants of any final report in connection with any interim or special audit of the books of the Company or any of its Subsidiaries; and

            (v) if such holder is a Significant Holder, with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each holder of Notes an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A (identifying the nature of any Liens permitted by the provisions of paragraph 6A
(vi) or (vii) securing Debt in excess of $250,000), 6B, 6C and 6D and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder of the Notes a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that within five days after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each holder of Notes an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

      5B. Information Required by Rule 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information


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as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      5C. Inspection of Property; Books and Records. The Company covenants that it will permit any Person (other than a Competitor) designated by you, at your expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as you may reasonably request and upon reasonable notice. The Company further covenants to afford any other Significant Holder of a Note (other than a Competitor) the benefits of this paragraph 5C so long as such Significant Holder agrees to execute a confidentiality agreement consistent with the provisions of paragraph 11H and reasonably satisfactory to the Company. The Company will maintain or cause to be maintained the books of record and account of the Company and its Subsidiaries in good order in accordance with sound business and financial practice and its financial statements to be prepared in accordance with generally accepted accounting principles.

      5D. Maintenance of Properties; Insurance. The Company will maintain or cause to be maintained in good repair, working order and condition all properties used or useful in the business of the Company and its Subsidiaries (ordinary wear and tear excepted) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, all to the extent material to the business and operations of the Company and its Subsidiaries taken as a whole. The Company will procure and maintain in full force and effect all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, in each case where the failure to so procure or maintain would have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage or liability to others of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such type


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and in such amounts as are customarily carried under similar circumstances by such other corporations (which may include reasonable and prudent levels of self insurance and deductibles as are customarily provided in the insurance programs maintained by such other corporations).

      5E. Conduct of Business and Corporate Existence, Etc. The Company and its Subsidiaries will continue to be predominently engaged in business of the same general type as is now conducted by the Company and its Subsidiaries. Subject to the provisions of paragraph 6E, the Company will (i) at all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence, rights and franchises where the failure to so preserve and keep in full force and effect would have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole, and (ii) qualify, and cause each of its Subsidiaries to qualify, to do business in any jurisdiction where the failure to do so would have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      5F. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or significant interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets if the failure to pay such tax, assessment, charge or claim would result in liability to the Company or a Subsidiary and would materially adversely affect the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole; provided, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings and if such accrual, reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

      5G. Compliance With Laws, Etc. The Company will comply and cause its Subsidiaries to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including ERISA and those relating to environmental protection and employee safety), the noncompliance with which would materially adversely affect the business, condition (financial or other) or operations of the Company and its Subsidiaries taken as a whole.

      5H. Covenant to Secure Notes Equally. The Company covenants that if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter


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acquired, other than Liens permitted by the provisions of paragraph 6A (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision satisfactory in form and substance to the Required Holder(s) whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured. Securing the Notes as provided in this paragraph 5H shall not permit the existence of any Lien not permitted by paragraph 6A.

      6. NEGATIVE COVENANTS.

      6A. Limitations on Liens. The Company covenants that neither it nor any of its Subsidiaries will create, assume or suffer to exist any Lien upon any of its property or assets (including, without limitation, any capital stock of a Subsidiary owned by the Company or any Subsidiary), whether now owned or hereafter acquired and whether or not provision is made for equally and ratably securing the Notes as provided in paragraph 5H; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:

            (i) Liens for taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with, and as permitted by, paragraph 5F;

            (ii) Liens imposed by law, such as carriers', landlords', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings as permitted by paragraph 5F; Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation; servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere in any material way with the use thereof in the business of the Company or its Subsidiaries; and other Liens incidental to the conduct of the Company's or any Subsidiary's business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendors' liens in respect of current accounts payable not overdue and extended in the ordinary course of business), and which do not in the aggregate materially


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      detract from the value of its property or assets, or materially impair the use thereof in the operation of its business;

            (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or any other Subsidiary;

            (iv) deposits, bonding arrangements and Liens to secure the performance of (or to secure obligations in respect of letters of credit posted to secure the performance of) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (v) Liens securing Debt of Subsidiaries of the nature and not exceeding the respective amounts specified on Schedule A;

            (vi) any Lien on any asset of any Person existing at the time such Person is acquired by or merged or consolidated with the Company or a Subsidiary and not created in contemplation of such event and which Lien does not extend to any other property;

            (vii) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition and which Lien does not extend to any other property;

            (viii)......any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this paragraph 6A, provided that the principal amount secured and then outstanding is not increased and the Lien is not extended to other property;

            (ix) any Lien existing on assets of a Non-Qualifying Subsidiary Group provided, that any Lien on assets of a Non-Qualifying Subsidiary Group first permitted by this subparagraph (ix) shall remain a permitted Lien, notwithstanding the fact that such Non-Qualifying Subsidiary Group shall cease to qualify as such;

            (x) Liens in connection with loans on life insurance policies 7524455, 7524456 and 7524457 issued by Penn Mutual Life Insurance Company (the "Policies"), provided that, (A) the aggregate amount borrowed under the Policies may not exceed the lesser of (1) the cash value of the Policies and (2) $40,000,000, (B) such loans shall be without recourse to the Company and may be secured solely by the cash value (and death benefits) of the Policies, and (C) any Lien created in


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      connection therewith shall not extend to any other property of the
      Company; and

            (xi) other Liens securing Priority Debt the existence of which is permitted under the provisions of paragraphs 6B, 6C and 6D.

      6B. Limitation on Total Borrowed Funds. The Company will not at any time permit Total Borrowed Funds to exceed 125% of Consolidated Net Worth.

      6C. Limitation on Debt to Cash Flow. The Company will not permit the ratio of Total Borrowed Funds to Consolidated Cash Flow for any period of four consecutive complete fiscal quarters of the Company to exceed 3.0 to 1.

      For purposes of this paragraph 6C only, Consolidated Cash Flow shall be adjusted to include and give effect on a pro forma basis (x) to additional cash flows of all entities or businesses to be acquired with the proceeds of any such Funded Debt and to exclude the cash flows of all operations or businesses no longer owned by the Company and its Subsidiaries and (y) to treat all Funded Debt then existing and any Funded Debt then being incurred as being outstanding for any such four quarter period.

      6D. Limitations on Priority Debt. The Company covenants that it will not, and will not permit any of its Subsidiaries to, incur, assume or otherwise become liable with respect to any Priority Debt unless, at the time of incurence thereof and after giving effect thereto and to the application of the proceeds thereof, such Debt is permitted under the provisions of paragraph 6B and paragraph 6C and the aggregate principal amount of Priority Debt then outstanding does not exceed 20% of Consolidated Net Worth.

      6E. Merger, Consolidation, Sale or Transfer of Assets. The Company covenants that it will not, and will not permit any of its Subsidiaries to, be a party to any merger, amalgamation, consolidation, reorganization, reconstruction or arrangement with any other Person or sell, lease or transfer or otherwise dispose of all or substantially all of its assets to any Person, except that:

            (i) any Subsidiary may merge or consolidate with the Company (provided the Company shall be the continuing or surviving corporation) or any one or more other Subsidiaries;

            (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or to any other Subsidiary, whether by dissolution, liquidation or otherwise;


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            (iii) any Subsidiary may merge or consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, any other Person; and

            (iv) the Company may merge or consolidate or amalgamate with any other corporation, or enter into a plan of reconstruction, reorganization or arrangement, or sell, transfer, or otherwise dispose of all or substantially all of its assets, provided that the Company shall be the continuing or surviving corporation, or the continuing, surviving or acquiring corporation shall be a corporation organized under the laws of any State of the United States or the District of Columbia which shall expressly assume in writing (in an instrument satisfactory in form and substance to the Required Holder(s)) all of the obligations of the Company under this Agreement and the Notes;

and in the case of any of the transactions described in clause (iii) above, at the time of such merger, consolidation, sale, transfer or disposition and after giving effect thereto there shall exist no Default or Event of Default, and the Company shall have delivered to the holders of the Notes an opinion of independent counsel (who may be counsel for the Company) and an Officer's Certificate each to the effect that the foregoing provisions have been complied with.

      7. EVENTS OF DEFAULT.

      7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

            (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

            (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

            (iii) the Company or any Subsidiary defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Subsidiary fails to perform


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      or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Company or any Subsidiary) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Company or any Subsidiary) shall occur and be continuing exceeds $10,000,000 (or the equivalent amount in any foreign currency); or

            (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement and which is material shall be false in any material respect on the date as of which made; or

            (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

            (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

            (vii) the Company or any Subsidiary Group makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

            (viii) any decree or order for relief in respect of the Company or any Subsidiary Group is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

            (ix) the Company or any Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Subsidiary Group, or of any substantial part of the assets of the Company or any Subsidiary Group, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any Subsidiary Group under the Bankruptcy Law of any other jurisdiction; or

            (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Subsidiary Group and the Company or member of such Subsidiary Group by any act indicates its approval thereof, consent thereto or acquiescence therein on behalf of such Subsidiary Group, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xii) any order, judgment or decree is entered in any proceedings against the Company or any Subsidiary decreeing a split-up of the Company or such Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Subsidiary whose assets represent a substantial part, of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

            (xiii) a final judgment in an amount in excess of $10,000,000 (or the equivalent amount in any foreign currency) over the amount as to which insurance coverage has been acknowledged by a solvent insurer is rendered against the Company or any Subsidiary and, within 90 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 90 days after the expiration of any such stay, such judgment is not discharged; or

            (xiv) any Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year, or any Plan shall become the subject of termination proceedings under ERISA, or the Company or any ERISA affiliate shall withdraw from a Multiemployer Plan in whole or in part or any Plan or Multiemployer Plan shall be terminated; and as a result of any one or more of the foregoing there exists a liability of the Company or any Subsidiary in an aggregate amount exceeding $10,000,000 (or the equivalent amount in any foreign currency);

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the Required Holder(s) may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

      7B. Rescission of Acceleration. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

      7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding.

      7D. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

      8A. Organization. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware and each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated.

      8B. Financial Statements. The Company has furnished you with the following financial statements, identified by a principal financial officer of the
Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1994 to 1996, inclusive, and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for each such year, all reported on by Ernst & Young; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at September 30 in each of the years 1996 and 1997 and consolidated statements of income, stockholders' equity and cash flows for the nine-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, stockholders' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries and their cash flows for the periods indicated. There has been no material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole since December 31, 1996.

      8C. Actions Pending. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body which is reasonably likely to result in any material adverse change in the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      8D. Outstanding Debt. Neither the Company nor any of its Subsidiaries has outstanding any Debt except as permitted by paragraphs 6B, 6C, 6D and 6E. There exists no default (nor any temporary waiver of any default) under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

      8E. Title to Properties. The Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1996 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A. All leases of the Company and its Subsidiaries are valid and subsisting and are in full force and effect except where the failure of such lease would not have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      8F. Taxes. The Company has and each of its Subsidiaries has filed all federal, state and other income tax returns which, to the knowledge of the officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

      8G. Conflicting Agreements and Other Matters. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject. Neither the Company nor any of its Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Schedule 8G attached hereto.

      8H. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than you and not more than 5 other institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

      8I. Use of Proceeds. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock") other than purchases of the Company's outstanding common stock (and rights to acquire such stock). The proceeds of sale of the Notes will be used for general corporate purposes. Except as referenced in the first sentence of this paragraph, none of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

      8J. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer
Plan) by the Company, any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9B.

      8K. Governmental Consent. Neither the nature of the Company or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

      8L. Environmental Compliance. The Company and its Subsidiaries and all of their respective properties and facilities have complied at all times and in all respects with all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply would not result in a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries taken as a whole.

      8M. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future is reasonably likely to (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

      9. REPRESENTATIONS OF THE PURCHASER. You represent as follows:

      9A. Nature of Purchase. You are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control.

      9B. Source of Funds. No part of the funds being used by you to pay the purchase price of the Notes being purchased by you hereunder constitutes assets allocated to any separate account maintained by you in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by you to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

      10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the introductory sentence and in paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

      10A. Yield-Maintenance Terms.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

            "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

            "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, 0.5% plus the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

            "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

      10B. Other Terms.

            "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

            "Capital Stock" shall mean any and all shares or other equivalents (however designated) of corporate stock of the Company.

            "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "Cash Equivalents" shall mean, at any date of determination, "cash" and "cash equivalents" as determined in accordance with generally accepted accounting principles.

            "closing" and "date of closing" shall have the respective meanings specified in paragraph 2.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Competitor" shall mean any Person who is engaged or who is an Affiliate of another Person who is engaged to any significant extent in the advertising, public relations, direct marketing or marketing research business; provided, however, that in no event shall any insurance company, bank, bank holding company, savings institution or trust company or fraternal benefit society be deemed to be a Competitor for purposes of this Agreement.

            "Consolidated Cash Flow" for any period shall mean the sum of Consolidated Net Income, depreciation expenses, amortization costs (including amortization of restricted stock granted as compensation to employees), deferred compensation expenses (net of deferred compensation due and payable within one year), minority interests and changes in deferred taxes, less any equity in the earnings of unconsolidated affiliated entities (net of dividends received), all as computed and consolidated for the Company and its Subsidiaries for such period in accordance with generally accepted accounting principles.

            "Consolidated Current Debt" as of any date shall mean the aggregate amount of Current Debt of the Company and its Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles.

            "Consolidated Funded Debt" as of any date shall mean the aggregate amount of Funded Debt of the Company and its Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles.

            "Consolidated Net Income" for any period shall mean the consolidated net income (loss) of the Company and its Subsidiaries for such period, all determined in accordance with generally accepted accounting principles consistently applied.

            "Consolidated Net Worth" shall mean, at any date, the excess, if any, of the total assets of the Company and its Subsidiaries over the total liabilities of the Company and its Subsidiaries, all as would be shown on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles (but Preferred Stock of the Company shall not in any event be treated as a liability).

            "Current Debt" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

            "Debt" shall mean Current Debt and Funded Debt.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA Affiliate" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

            "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

            "Guarantee" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation or asset of another, including, without limitation, any such obligation or asset directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation or asset in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or asset or any security therefor, or to provide funds for the payment or discharge of such obligation or maintain the value of such asset (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged or the value of any asset maintained, or that any agreements relating thereto will be complied with, or that the holders of such obligation or asset will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or the minimum value of the asset to be maintained or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

            "Indebtedness" shall mean, with respect to any Person, without duplication, (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed (limited to the value of such asset where the indebtedness has not been assumed), and
(iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee (limited to the amount of such indebtedness which is Guaranteed), it being understood that any Guarantee of obligations that are otherwise permitted hereunder but would not otherwise constitute Indebtedness under clauses (i) or (iii) above shall not constitute Indebtedness hereunder.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

            "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

            "Non-Qualifying Subsidiary Group" as of any date shall mean a Subsidiary or any group of Subsidiaries which carries on its business in a single country other than the United States of America or Canada and, on an aggregate basis, had gross income of less than $14,000,000 (or the equivalent amount in any foreign currency) for the most recently ended fiscal year of the Company.

            "Officer's Certificate" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

            "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

            "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

            "Preferred Stock" shall mean any class of capital stock of the Company or any of its Subsidiaries which is redeemable or which has a preference upon liquidation or in the payment of dividends over the respective common stock of the Company or any of its Subsidiaries.

            "Priority Debt" shall mean, without duplication, (x) all Funded Debt of Subsidiaries other than (a) Funded Debt of any Subsidiary owing to the Company or to another Subsidiary and (b) Funded Debt of a Non-Qualifying Subsidiary Group, and (y) all Debt of the Company or any of its Subsidiaries secured by a Lien other than a Lien permitted by clauses (i) through (x) of paragraph 6A, and (z) all Preferred Stock of Subsidiaries not owned by the Company directly or indirectly through a wholly-owned Subsidiary, to the extent the total aggregate amount of the foregoing items (x), (y) and (z) is in excess of $10,000,000.

            "Responsible Officer" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

            "Required Holder(s)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Significant Holder" shall mean (i) you, so long as you shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding.

            "Subsidiary" shall mean any corporation at least a majority of the total combined voting power of all classes of Voting Stock of which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

            "Subsidiary Group" shall mean any Subsidiary which is, or a group of Subsidiaries all of which are, at any time of determination, subject to one or more of the proceedings or conditions described in paragraph 7A (vii), (viii),
(ix) or (x) and, on an aggregate basis, either (i) such Subsidiary or group had gross revenues which represented more than 5% of consolidated gross revenues of the Company and its Subsidiaries for the most recently ended fiscal year of the Company (or on a pro forma basis in the case of a newly acquired or created Subsidiary would have accounted for 5% or more of such consolidated gross revenues) or (ii) has total assets which represent 5% or more of the consolidated total assets of the Company and its Subsidiaries as of the end of the most recently ended fiscal year of the Company (adjusted on a pro forma basis to give effect to acquisitions or dispositions of assets since the end of such fiscal year).

            "Total Borrowed Funds" shall mean, at any date, the sum of (x) Consolidated Funded Debt as of such date plus (y) the excess, if any, of Consolidated Current Debt as of such date over the aggregate of Cash Equivalents of the Company and its Subsidiaries on hand as of such date (valued at the amount as would be shown for such items on a consolidated balance sheet of the Company and its Subsidiaries prepared as of such date in accordance with generally accepted accounting principles) and not subject to any Lien (other than a Lien in favor of any such Consolidated Current Debt).

            "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

            "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

      11. MISCELLANEOUS.

      11A. Note Payments. The Company agrees that, so long as you shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

      11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by you or such Transferee in connection with this Agreement, the transactions contemplated hereby (but not the fees and expenses of any Transferee or its counsel in connection with the acquisition of any Note) and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by you or such Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of your or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

      11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

      11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000 and larger integral multiples of $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

      11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $100,000.

      11F. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

      11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

      11H. Disclosure to Other Persons. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person (other than a Competitor) to which such holder offers to sell such Note or any part thereof and which agrees to be bound by the provisions of this paragraph 11H, (iv) any Person (other than a Competitor) to which such holder sells or offers to sell a participation in all or any part of such Note and which agrees to be bound by the provisions of this paragraph 11H, (v) any Person from which such holder offers to purchase any security of the Company and which agrees to be bound by the provisions of this paragraph 11H, (vi) any federal or state regulatory authority having jurisdiction over such holder, (vii) the National Association of Insurance Commissioners or any similar organization or
(viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process or informal investigative demand or (c) in connection with any litigation to which such holder is a party. You agree to use your best efforts (and any Transferee which avails itself of the benefits of paragraph 5A(iv) or (v) or paragraph 5C shall be deemed to have agreed to use its best efforts - you and any such Transferee each herein called a "Holder") to hold in confidence and not disclose any information (other than information (a) which was publicly known or otherwise known to such Holder at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (b) which subsequently becomes publicly known through no act or omission by such Holder, or (c) which otherwise becomes known to such Holder, other than through disclosure by the Company or any of its Subsidiaries) delivered or made available by or on behalf of the Company or any of its Subsidiaries to such Holder (including without limitation any non-public information obtained pursuant to paragraph 5A or 5C) in connection with or pursuant to this Agreement which is clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the holder of any Note from disclosing such information as provided in the preceding sentence.

      11I. Notices. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at 777 Third Avenue, New York, NY 10017, Attention: Mr. Steven Felsher, or at such other address as the Company shall have specified to the holder of each
Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

      11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall not be included in the computation of the interest payable on such Business Day.

      11K. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holder(s), the determination of such satisfaction shall be made by you or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      11L. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York.

      11M. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11N. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                        Very truly yours,

                                        GREY ADVERTISING INC.


                                        By   /s/ Steven G. Felsher
                                             -------------------------------
                                             Title: Executive Vice President


                                        By   /s/ William P. Garvey
                                             -------------------------------
                                             Title: EVP-CFO U.S.A.

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By   /s/ Kevin J. Kraska
     -------------------------------
     Vice President

      If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between the Company and you.

                                        Very truly yours,

                                        GREY ADVERTISING INC.


                                        By
                                             -------------------------------
                                             Title:


                                        By
                                             -------------------------------
                                             Title:

The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By
     -------------------------------
     Vice President

                               PURCHASER SCHEDULE

                                                  Aggregate
                                                  Principal
                                                  Amount of
                                                  Notes to be    Note Denom-
                                                  Purchased      ination(s)
                                                  -----------    -----------

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA                                      $75,000,000    $60,000,000
                                                                 $15,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

      Account No. 890-0304-391 (in the case of payments on account of the Note originally issued in the principal amount of $60,000,000)

      Account No. 890-0304-944 (in the case of payments on account of the Note originally issued in the principal amount of $15,000,000)

      Bank of New York
      New York, New York
      (ABA No.: 021-000-018)

      Each such wire transfer shall set forth the name of the Company, a reference to "6.94% Senior Notes due December 23, 2005, PPN #397838\B Security No. INV5824 (in the case of the $60,000,000 Note) and PPN #397838\B INV5825 (in the case of the $15,000,000 Note)", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)   Address for all notices relating to payments:

      The Prudential Insurance Company of America
      Three Gateway Center
      100 Mulberry Street
      Newark, New Jersey 07102-4077

      Attention: Manager, Billings and Collections

      Telephone: (973) 802-5260
      Fax:       (973) 802-8055

(3)   Address for all other communications and notices:

      The Prudential Insurance Company of America
      c/o Prudential Capital Group
      One Gateway Center
      11th Floor
      Newark, New Jersey 07102-5311

      Attention: Managing Director

      Telephone: (973) 802-9182
      Fax:       (973) 802-3200

(4)   Recipient of telephonic prepayment notices:

      Manager, Trade Management

      Telephone: (973) 802-7398
      Fax:       (973) 802-9425

(5)   Tax Identification No.: 22-1211670

                              GREY ADVERTISING INC.
                         LIEN INFORMATION - SCHEDULE 6A

--------------------------------------------------------------------------------
                                                                       CURRENT
                                                                    ------------
COUNTRY                      TYPE OF LIEN                           LOCAL AMOUNT
--------------------------------------------------------------------------------

NETHERLANDS               OVERDRAFT FACILITY                 NLG       4,500,000
Grey Communications         Pledge of A/R &
  Group B.V.                Furn & Fixtures

DENMARK                   CAPITALIZED LEASES                 DKK      20,500,000
Grey Communications         Office & Computer Equipment
  Group A/S

DENMARK
GREY COMMUNICATIONS
  GROUP A/S               MORTGAGE DEBT                      DKK         100,000

CANADA                    OVERDRAFT FACILITY                 CAD       4,000,000
Grey Advertising Ltd.       Pledge of A/R

SWEDEN                    OVERDRAFT FACILITY                 SEK      12,000,000
Grey Communications A.D.    Pledge of all assets

UK                        OVERDRAFT FACILITY                 GBP       5,000,000
Grey Communications         Pledge of A/R
  Group Ltd.

NORWAY
  GCG NORGE & SUBS.       BANK OVERDRAFTS                    NOK      11,200,000
                            Pledge of A/R

  GCG NORGE & SUBS.       LOANS - CARS                       NOK         200,000

AUSTRALIA
GREY ADVERTISING          CAPITALIZED LEASES                 AUD       1,300,000
                            Office & Computer Equipment

HONG KONG
  GREY ADVERTISING HONG   OVERDRAFT FACILITY
  KONG LTD.                 PLEDGE OF LIQUID ASSETS          HKD       5,000,000

GREY ADVERTISING HONG     OVERDRAFT FACILITY
  KONG LTD.                 BLOCKED DEPOSIT                  HKD       2,000,000

GREY ADVERTISING HONG     CAPITALIZED LEASES
  KONG LTD.                 Office & Computer Equipment      HKD       7,500,000

GREY ADVERTISING HONG     CAPITALIZED LEASES
  KONG LTD.                 Graphic Production Equipment     HKD       2,100,000

OTHER                     OTHER                              USD       5,000,000

--------------------------------------------------------------------------------

Non-qualifying Subsidiaries
---------------------------

THAILAND
  GREY THAILAND LTD.      BANK LOANS                         THB      57,406,000

  GREY THAILAND LTD.      PROMISSORY NOTES                   THB      21,000,000
--------------------------------------------------------------------------------

                                                                     SCHEDULE 8G

                       List of Agreements Restricting Debt

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

                              GREY ADVERTISING INC.

                    6.94% SENIOR NOTE DUE DECEMBER ___, 2005

No. _____                                                                 [Date]
$___________

      FOR VALUE RECEIVED, the undersigned, GREY ADVERTISING INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of ________________________, hereby promises to pay to ________________________, or registered assigns, the principal sum of _____________________ DOLLARS on December ___, 2005, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 6.94% per annum from the date hereof, payable semiannually on the _____ day of December and June in each year, commencing with the June ___ next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Yield-Maintenance Amount (as defined in the Note Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.94% or (ii) 2.0% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

      Payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to this Note are to be made at the main office of Bank of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

      This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a Note Agreement, dated as of December ___, 1997 (herein called the "Agreement"), between the Company and The Prudential Insurance Company of America and is entitled to the benefits thereof.

      This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      The Company agrees to make required prepayments of principal on the dates and in the amounts specified in the Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, on the terms specified in the Agreement.

      In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

      This Note is intended to be performed in the State of New York and shall be construed and enforced in accordance with the law of such State.

                                        GREY ADVERTISING INC.

                                        By ________________________
                                             [Vice] President

                                        By ________________________
                                             Treasurer

                                                                       EXHIBIT B

                     [FORM OF OPINION OF COMPANY'S COUNSEL]

              [Letterhead of Skadden, Arps, Slate, Meagher & Flom]

                                                 [Date of Closing]

The Prudential Insurance Company of America
c/o Prudential Capital Group
One Gateway Center, 11th Floor
Newark, New Jersey 07102-5311

Ladies and Gentlemen:

      We have acted as counsel for Grey Advertising Inc. (the "Company") in connection with the Note Agreement, dated as of December ___, 1997, between the Company and you (the "Note Agreement"), pursuant to which the Company has issued to you today 6.94% Senior Notes due December ___, 2005 of the Company in the aggregate principal amount of $75,000,000. All terms used herein that are defined in the Note Agreement have the respective meanings specified in the Note Agreement. This letter is being delivered to you in satisfaction of the condition set forth in paragraph 3A of the Note Agreement and with the understanding that you are purchasing the Notes in reliance on the opinions expressed herein.

      In this connection, we have examined such certificates of public officials, certificates of officers of the Company and copies certified to our satisfaction of corporate documents and records of the Company and of other papers, and have made such other investigations, as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. We have relied upon such certificates of public officials and of officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established. With respect to the opinion expressed in paragraph 3 below, we have also relied upon the representation made by you in paragraph 9A of the Note Agreement.

      Based on the foregoing, it is our opinion that:

            1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of ________________________.

            2. The Note Agreement and the Notes have been duly authorized by all requisite corporate action and duly executed and delivered by authorized officers of the Company, and are valid obligations of the Company, legally binding upon and enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by

(a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            3. It is not necessary in connection with the offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreement to register the Notes under the Securities Act or to qualify an indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

            4. The extension, arranging and obtaining of the credit represented by the Notes do not result in any violation of Regulation G, T or X of the Board of Governors of the Federal Reserve System.

            5. The execution and delivery of the Note Agreement and the Notes, the offering, issuance and sale of the Notes and fulfillment of and compliance with the respective provisions of the Note Agreement and the Notes do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, or require any authorization, consent, approval, exemption or other action by or notice to or filing with any court, administrative or governmental body or other Person (other than routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities) pursuant to, the charter or by-laws of the Company or any of its Subsidiaries, any applicable law (including any securities or Blue Sky law), statute, rule or regulation or (insofar as is known to us after having made due inquiry with respect thereto) any agreement (including, without limitation, any agreement listed in Schedule 8G to the Note Agreement), instrument, order, judgment or decree to which the Company or any of its Subsidiaries is a party or otherwise subject.

                                        Very truly yours,

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                               NEW YORK 10022-3897
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                                        December 23, 1997


The Prudential Insurance Company of America
c/o Prudential Capital Group
One Gateway Center - 11th Floor
Newark, New Jersey 07102-5311

                           Re:  Grey Advertising Inc.

Dear Ladies and Gentlemen:

      We have acted as special counsel to Grey Advertising Inc., a Delaware corporation (the "Company"), in connection with the negotiation, execution and delivery of the Note Agreement, dated as of December 23, 1997 (the "Note Agreement"), between the Company and you and the negotiation, execution and issuance of the 6.94% Senior Notes due December 23, 2005 of the Company made payable to you (the "Notes"). This opinion is being delivered pursuant to paragraph 3A of the Note Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Note Agreement.

      In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of natural persons, the authority of all persons signing each of the documents on behalf of the parties (other than the Company) thereto, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, telefacsimile or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied upon statements and representations of the Company and its officers and other representatives and of public

The Prudential Insurance Company of America
December 23, 1997
Page 2


officials and the representations and warranties of the Company set forth in the Note Agreement, including the facts set forth in the Officer's Certificate described below.

      In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

      (a) the Note Agreement;

      (b) the Notes;

      (c) the certificate of the Company executed by an officer of the Company dated the date hereof, a copy of which is attached as Exhibit A hereto (the "Officer's Certificate");

      (d) certified copies of the Certificate of Incorporation and By-laws of the Company;

      (e) a certified copy of certain resolutions of the Board of Directors of the Company adopted on November 21, 1997;

      (f) certificates from public officials in the State of Delaware as to the good standing of the Company in such jurisdiction; and

      (g) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

      We express no opinion as to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware and (iii) the federal laws of the United States of America to the extent specifically referred to herein.

      The opinions set forth below are subject to the qualifications that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights gener-

The Prudential Insurance Company of America
December 23, 1997
Page 3


ally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

      Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

            1. The Company is validly existing and in good standing under the laws of the State of Delaware.

            2. The execution, delivery and performance of each of the Note Agreement and the Notes and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company. Each of the Note Agreement and the Notes has been duly executed and delivered by the Company.

            3. Each of the Note Agreement and the Notes constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            4. Neither the execution, delivery or performance by the Company of each of the Note Agreement and the Notes and the performance by the Company of its obligations under each of the Note Agreement and the Notes, each in accordance with its terms, will (i) conflict with the Certificate of Incorporation or By- laws of the Company, (ii) constitute a violation of or a default under any Applicable Contracts or (iii) cause the creation of any Lien upon any of the property of the Company or any of the Company's subsidiaries pursuant to any Applicable Contracts. We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Note Agreement and the Notes will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or its Subsidiaries. For purposes of this Paragraph 4, the term "Applicable Contracts" means those agreements or instruments set forth on Schedule I to the Officer's Certifi-

The Prudential Insurance Company of America
December 23, 1997
Page 4


cate and which have been identified to us as all the agreements and instruments which are material to the business or financial condition of the Company and its subsidiaries taken as a whole.

            5. Neither the execution, delivery or performance by the Company of the Note Agreement and the Notes nor the compliance by the Company with the terms and provisions thereof will contravene any provision of any Applicable Law or any Applicable Order. For purposes of this paragraph 5 and paragraph 6, the term "Applicable Laws" means those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations G, U and x of the Federal Reserve Board) which, in our experience, are normally applicable to transactions of the type contemplated by the Note Agreement and the Notes. For purposes of this paragraph 5, the term "Applicable Orders" means those orders or decrees of Governmental Authorities identified on
Schedule III to the Officer's Certificate. For purposes of this paragraph 5 and paragraph 6, the term "Governmental Authority" means any New York, Delaware or federal executive, legislative, judicial, administrative or regulatory body.

            6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Note Agreement or the Notes by the Company except (a) those Governmental Approvals set forth in
Schedule II to the Officer's Certificate and (b) routine filings after the date hereof with the Securities and Exchange Commission and/or state Blue Sky authorities. For the purposes of this paragraph 6, the term "Governmental Approval" means any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority pursuant to Applicable Laws.

            7. Assuming that the Company offered and sold the Notes in accordance with the terms of the Note Agreement, the offer and sale of the Notes would be ex-

The Prudential Insurance Company of America
December 23, 1997
Page 5


empt transactions and no registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act"), or qualification of an indenture under the Trust Indenture Act of 1939, as amended, would be required in connection with the issuance, offer or sale of the Notes in the manner contemplated by the Note Agreement.

            In rendering the foregoing opinions, we have assumed, with your consent, that:

            (a) the execution, delivery and performance by the Company of any of its obligations under the Note Agreement and the Notes does not and will not conflict with, contravene, violate or constitute a default under (i) any lease, indenture, instrument or other agreement to which the Company or any of its subsidiaries or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein), (ii) any rule, law or regulation to which the Company is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein) or (iii) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 5 herein); and

            (b) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Company of the Note Agreement and the Notes or the transactions contemplated thereby.

            Our opinions are also subject to the following assumptions and qualifications:

            (a) we have assumed the Note Agreement constitutes the legal, valid and binding obligation of each party to such Note Agreement (other than the Company) enforceable against such party (other than the Company) in accordance with its terms;

The Prudential Insurance Company of America
December 23, 1997
Page 6


            (b) we express no opinion as to the effect on the opinion expressed herein of (i) the compliance or non-compliance of any party (other than the Company) to the Note Agreement with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of such party;

            (c) in rendering our opinions expressed herein, we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Note Agreement or the Notes or any transactions contemplated thereby;

            (d) we express no opinion as to the enforceability of any rights to contribution or indemnification provided for in the Note Agreement which are violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

            This opinion is being furnished only to you and is solely for your benefit in connection with the transactions contemplated by the Note Agreement and is not to be relied upon by any other Person for any other purpose without our prior written consent.

                                        Very truly yours,

                                        /s/Skadden, Arps, Slate,
                                             Meagher & Flom LLP

                             Exhibit A to Opinion of
                    Special Counsel to Grey Advertising Inc.

                             Officer' s Certificate


            I, Steven G. Felsher, Executive Vice President, Treasurer and Secretary of Grey Advertising Inc., a Delaware corporation (the "Company"), understand that pursuant to paragraph 3A of that certain Note Agreement, dated as of December 23, 1997 (the "Note Agreement"), between the Company and The Prudential Insurance Company of America (the "Purchaser"), Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion to the Purchaser. I further understand that Skadden, Arps, Slate, Meagher & Flom LLP is relying on this certificate and the statements made herein in rendering such opinion. Defined terms used herein but not otherwise defined shall have the meaning set forth in the Note Agreement.

            With regard to the foregoing, on behalf of the Company I certify that:

            1. Set forth on Schedule I hereto are all of the agreements and instruments to which the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound and which are material to the business or property of the Company and its Subsidiaries taken as a whole.

            2. Set forth on Schedule II hereto are all of the consents, approvals, licenses, authorizations or validations of any governmental authority obtained by the Company in connection with the Note Agreement or any transaction contemplated thereby.

            3. Set forth on Schedule III hereto are all of the orders, judgments and decrees of any governmental authority which are material to the business or property of the Company and its Subsidiaries taken as a whole.

            4. Attached hereto as Exhibit A is a true and complete copy of the By-Laws of the Company, which By-Laws are in full force and effect on the date hereof and no amendment to said By-Laws is contemplated.

            5. Attached hereto as Exhibit B are true, correct and complete copies of the resolutions duly and validly adopted by the Board of Directors of the Company on November 21, 1997 which constitute all the resolutions of the Board of Directors of the Company relating to the Note Agreement and the Notes and all such resolutions are in full force and effect on the date hereof and have not been amended, modified or rescinded.

            6. Less than 25 percent of the assets of the Company on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation G or Regulation U of the Board of Governors of the Federal Reserve System).

            IN WITNESS WHEREOF, I have executed this certificate this 23rd day of December, 1997.


                                        By:  /s/Steven G. Felsher
                                             -----------------------------------
                                             Name:     Steven G. Felsher
                                             Title:    Executive Vice President,
                                                       Treasurer and Secretary


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